EXHIBIT 99.1

                     NTL (DELAWARE), INC. AND SUBSIDIARIES

                   AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Auditors..............................   F-2
Consolidated Balance Sheets -- December 31, 2000 and 1999...   F-3
Consolidated Statements of Operations -- Years ended
  December 31, 2000, 1999 and 1998..........................   F-4
Consolidated Statement of Shareholder's Equity -- Years
  ended December 31, 2000, 1999 and 1998....................   F-5
Consolidated Statements of Cash Flows -- Years ended
  December 31, 2000, 1999 and 1998..........................   F-6
Notes to Consolidated Financial Statements..................   F-7

     The following consolidated financial statement schedules of NTL (Delaware), Inc. and Subsidiaries are included herein:

Schedule I -- Condensed Financial Information of
  Registrant................................................  F-31
Schedule II -- Valuation and Qualifying Accounts............  F-36

     All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and, therefore have been omitted.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholder
NTL (Delaware), Inc. (formerly NTL Incorporated)

     We have audited the consolidated balance sheets of NTL (Delaware), Inc. (formerly NTL Incorporated) and Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholder's equity and cash flows for each of the three years in the period ended December 31, 2000. Our audits also included the financial statement schedules listed in the Index at Exhibit 99.1. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of NTL (Delaware), Inc. (formerly NTL Incorporated) and Subsidiaries at December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          /s/ Ernst & Young LLP

New York, New York
March 2, 2001

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN MILLIONS)

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $   509.9    $ 2,597.2
  Marketable securities.....................................         --        344.5
  Accounts receivable -- trade, less allowance for doubtful
     accounts of $141.4 (2000) and $85.6 (1999).............      729.1        294.2
  Due from affiliates.......................................       95.8           --
  Other.....................................................      431.5         82.7
                                                              ---------    ---------
Total current assets........................................    1,766.3      3,318.6
Fixed assets, net...........................................   12,693.0      5,597.7
Intangible assets, net......................................   13,060.8      2,927.8
Other assets, net of accumulated amortization of $91.9
  (2000) and $49.4 (1999)...................................      807.1        367.5
                                                              ---------    ---------
Total assets................................................  $28,327.2    $12,211.6
                                                              =========    =========
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................  $   504.9    $   224.7
  Accrued expenses and other................................    1,258.0        438.2
  Accrued construction costs................................      196.9         79.8
  Interest payable..........................................      151.3         71.1
  Deferred revenue..........................................      492.8        160.8
  Due to affiliates.........................................       25.8           --
  Current portion of long-term debt.........................       12.6         82.6
                                                              ---------    ---------
Total current liabilities...................................    2,642.3      1,057.2
Long-term debt..............................................   15,044.1      8,798.0
Other.......................................................       43.1           --
Commitments and contingent liabilities
Deferred income taxes.......................................      205.4         77.7
Redeemable preferred stock -- $.01 par value, plus accreted
  dividends; less unamortized discount of $2.8 (1999);
  issued and outstanding none (2000) and 142,000 (1999)
  shares....................................................         --        141.8
Shareholder's equity:
  Series preferred stock -- $.01 par value; authorized none
     (2000) and 10,000,000 (1999) shares; issued and
     outstanding none (2000) and 1,332,000 (1999) shares....         --           --
  Common stock -- $.01 par value; authorized 100 (2000) and
     400,000,000 (1999) shares; issued and outstanding 11
     (2000) and 132,416,000 (1999) shares...................         --          1.3
  Additional paid-in capital................................   15,795.7      4,125.1
  Accumulated other comprehensive (loss)....................     (449.0)        (2.1)
  (Deficit).................................................   (4,954.4)    (1,987.4)
                                                              ---------    ---------
                                                               10,392.3      2,136.9
                                                              ---------    ---------
Total liabilities and shareholder's equity..................  $28,327.2    $12,211.6
                                                              =========    =========

                            See accompanying notes.

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN MILLIONS)

                                                                  YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                                2000         1999       1998
                                                              ---------    --------    -------
Revenues
Consumer telecommunications and television..................  $ 1,819.8    $  834.3    $ 355.6
Business telecommunications.................................      702.2       452.5      157.7
Broadcast transmission and other............................      318.8       297.3      231.3
Other telecommunications....................................         --          --        2.4
                                                              ---------    --------    -------
                                                                2,840.8     1,584.1      747.0
Costs and expenses
Operating expenses..........................................    1,387.6       798.6      400.9
Selling, general and administrative expenses................    1,109.1       574.6      270.7
Franchise fees..............................................         --        16.5       25.0
Other charges...............................................       92.7        16.2       (4.2)
Corporate expenses..........................................       38.2        29.4       17.1
Depreciation and amortization...............................    2,122.8       791.3      266.1
                                                              ---------    --------    -------
                                                                4,750.4     2,226.6      975.6
                                                              ---------    --------    -------
Operating (loss)............................................   (1,909.6)     (642.5)    (228.6)
Other income (expense)
Interest income and other, net..............................       (9.4)       49.4       46.0
Interest expense............................................   (1,036.8)     (680.7)    (328.8)
Other gains.................................................         --       493.1         --
Foreign currency transaction (losses) gains.................     (122.5)       12.7        4.2
                                                              ---------    --------    -------
(Loss) before income taxes and extraordinary item...........   (3,078.3)     (768.0)    (507.2)
Income tax benefit..........................................      111.3        35.3        3.3
                                                              ---------    --------    -------
(Loss) before extraordinary item............................   (2,967.0)     (732.7)    (503.9)
Loss from early extinguishment of debt......................         --        (3.0)     (30.7)
                                                              ---------    --------    -------
Net (loss)..................................................  $(2,967.0)   $ (735.7)   $(534.6)
                                                              =========    ========    =======

                            See accompanying notes.

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY
                             (DOLLARS IN MILLIONS)

                                       SERIES PREFERRED
                                             STOCK             COMMON STOCK
                                        $.01 PAR VALUE        $.01 PAR VALUE      ADDITIONAL
                                       -----------------   --------------------    PAID-IN     COMPREHENSIVE
                                         SHARES     PAR       SHARES       PAR     CAPITAL         LOSS
                                       ----------   ----   ------------   -----   ----------   -------------
BALANCE, DECEMBER 31, 1997...........        780     $--     32,210,000   $ 0.3   $   538.1
Exercise of stock options............                           298,000      --         6.3
Exercise of warrants.................                            70,000                 0.5
Accreted dividends on preferred
  stock..............................                                                 (18.8)
Accretion of discount on preferred
  stock..............................                                                  (0.3)
Conversion of 7 1/4% Convertible
  Subordinated Notes.................                         6,958,000     0.1       186.9
Conversion of series preferred
  stock..............................       (780)             1,950,000      --          --
Preferred stock issued for an
  acquisition........................    177,000     --                               178.5
Common stock issued for an
  acquisition........................                        18,763,000     0.2       600.3
Warrants issued in connection with
  consent solicitations..............                                                  10.1
Comprehensive income:
  Net loss for the year ended
    December 31, 1998................                                                            $  (534.6)
  Currency translation adjustment....                                                                (12.3)
                                                                                                 ---------
    Total............................                                                            $  (546.9)
                                       ---------     --    ------------   -----   ---------      ---------
BALANCE, DECEMBER 31, 1998...........    177,000     --      60,249,000     0.6     1,501.6
Exercise of stock options............                         1,758,000      --        41.3
Exercise of warrants.................                           129,000      --         0.8
Common stock issued for cash.........                         2,703,000      --       250.0
Preferred stock issued for cash......  1,250,000     --                             1,233.8
Warrants issued for cash.............                                                  16.2
Accreted dividends on preferred
  stock..............................     30,000                                      (44.1)
Accretion of discount on preferred
  stock..............................                                                  (0.3)
Redemption of series preferred
  stock..............................   (125,000)    --                              (125.3)
Conversion of 7% Convertible
  Subordinated Notes.................                         7,271,000     0.1       269.2
Common stock issued for an
  acquisition........................                        12,750,000     0.1       971.3
Stock options issued in connection
  with an acquisition................                                                   6.6
Issuance of warrants.................                                                   4.5
Stock splits.........................                        47,556,000     0.5        (0.5)
Comprehensive income:
  Net loss for the year ended
    December 31, 1999................                                                            $  (735.7)
  Currency translation adjustment....                                                               (106.8)
                                                                                                 ---------
    Total............................                                                            $  (842.5)
                                       ---------     --    ------------   -----   ---------      ---------
BALANCE, DECEMBER 31, 1999...........  1,332,000     --     132,416,000     1.3     4,125.1
Exercise of stock options............                         1,775,000      --        32.2
Exercise of warrants.................                           192,000      --         5.1
Conversion of series preferred
  stock..............................   (528,000)    --       8,229,000     0.1        (0.1)
Preferred stock issued for
  dividends..........................      9,000                                        9.4
Accreted dividends on preferred
  stock..............................     13,000     --                               (20.0)
Accretion of discount on preferred
  stock..............................                                                  (0.1)
Contribution from NTL Incorporated...                                              11,644.1
Corporate restructuring..............   (826,000)    --    (142,611,989)   (1.4)
Comprehensive loss:
  Net loss for the year ended
    December 31, 2000................                                                            $(2,967.0)
  Currency translation adjustment....                                                               (432.7)
  Unrealized net losses on
    investments......................                                                                (14.2)
                                                                                                 ---------
    Total............................                                                            $(3,413.9)
                                       ---------     --    ------------   -----   ---------      ---------
BALANCE, DECEMBER 31, 2000...........         --     $--             11   $  --   $15,795.7
                                       =========     ==    ============   =====   =========      =========

                                           ACCUMULATED OTHER
                                          COMPREHENSIVE LOSS
                                       -------------------------
                                                     UNREALIZED
                                         FOREIGN         NET
                                        CURRENCY      LOSSES ON
                                       TRANSLATION   INVESTMENTS   (DEFICIT)
                                       -----------   -----------   ---------
BALANCE, DECEMBER 31, 1997...........    $ 117.0                   $  (717.1)
Exercise of stock options............
Exercise of warrants.................
Accreted dividends on preferred
  stock..............................
Accretion of discount on preferred
  stock..............................
Conversion of 7 1/4% Convertible
  Subordinated Notes.................
Conversion of series preferred
  stock..............................
Preferred stock issued for an
  acquisition........................
Common stock issued for an
  acquisition........................
Warrants issued in connection with
  consent solicitations..............
Comprehensive income:
  Net loss for the year ended
    December 31, 1998................                                 (534.6)
  Currency translation adjustment....      (12.3)
    Total............................
                                         -------       ------      ---------
BALANCE, DECEMBER 31, 1998...........      104.7                    (1,251.7)
Exercise of stock options............
Exercise of warrants.................
Common stock issued for cash.........
Preferred stock issued for cash......
Warrants issued for cash.............
Accreted dividends on preferred
  stock..............................
Accretion of discount on preferred
  stock..............................
Redemption of series preferred
  stock..............................
Conversion of 7% Convertible
  Subordinated Notes.................
Common stock issued for an
  acquisition........................
Stock options issued in connection
  with an acquisition................
Issuance of warrants.................
Stock splits.........................
Comprehensive income:
  Net loss for the year ended
    December 31, 1999................                                 (735.7)
  Currency translation adjustment....     (106.8)
    Total............................
                                         -------       ------      ---------
BALANCE, DECEMBER 31, 1999...........       (2.1)                   (1,987.4)
Exercise of stock options............
Exercise of warrants.................
Conversion of series preferred
  stock..............................
Preferred stock issued for
  dividends..........................
Accreted dividends on preferred
  stock..............................
Accretion of discount on preferred
  stock..............................
Contribution from NTL Incorporated...
Corporate restructuring..............
Comprehensive loss:
  Net loss for the year ended
    December 31, 2000................                               (2,967.0)
  Currency translation adjustment....     (432.7)
  Unrealized net losses on
    investments......................                  $(14.2)
    Total............................
                                         -------       ------      ---------
BALANCE, DECEMBER 31, 2000...........    $(434.8)      $(14.2)     $(4,954.4)
                                         =======       ======      =========

                            See accompanying notes.

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN MILLIONS)

                                                                    YEAR ENDED DECEMBER 31,
                                                              ------------------------------------
                                                                 2000         1999         1998
                                                              ----------    ---------    ---------
OPERATING ACTIVITIES
Net loss....................................................  $ (2,967.0)   $  (735.7)   $  (534.6)
Adjustment to reconcile net loss to net cash (used in)
  provided by operating activities:
  Depreciation and amortization.............................     2,122.8        791.3        266.1
  Loss from early extinguishment of debt....................          --          3.0         30.7
  Gain on sale of investment in Cable London PLC............          --       (493.1)          --
  Amortization of non competition agreements................          --           --          1.4
  Provision for losses on accounts receivable...............        98.9         46.2         27.3
  Deferred income taxes.....................................      (112.1)       (37.3)        (3.3)
  Amortization of original issue discount...................       473.4        451.4        232.7
  Other.....................................................       (13.9)       (10.6)       (30.9)
  Changes in operating assets and liabilities, net of effect from business acquisitions:
    Accounts receivable.....................................      (366.7)      (139.4)       (70.4)
    Other current assets....................................      (157.5)       (38.9)        22.6
    Other assets............................................        44.2        (25.2)          --
    Accounts payable........................................       (83.7)        43.8         (2.6)
    Accrued expenses and other..............................       385.2        126.2         15.3
    Deferred revenue........................................       186.4         71.9         26.8
                                                              ----------    ---------    ---------
Net cash (used in) provided by operating activities.........      (390.0)        53.6        (18.9)
INVESTING ACTIVITIES
Acquisitions, net of cash acquired..........................   (10,940.0)    (1,128.3)      (746.8)
Purchase of fixed assets....................................    (2,257.0)    (1,211.3)      (772.2)
Payment of deferred purchase price..........................        (2.9)          --           --
Increase in other assets....................................      (488.9)       (59.3)       (35.6)
Proceeds from sales of assets...............................          --        692.5          1.3
Purchase of marketable securities...........................       (61.5)      (747.4)      (540.6)
Proceeds from sales of marketable securities................       250.0        676.6        291.3
                                                              ----------    ---------    ---------
Net cash (used in) investing activities.....................   (13,500.3)    (1,777.2)    (1,802.6)
FINANCING ACTIVITIES
Proceeds from borrowings, net of financing costs............     6,870.1      3,019.4      3,525.6
Proceeds from issuance of preferred stock and warrants......          --      1,250.0           --
Proceeds from issuance of common stock......................          --        250.0           --
Redemption of preferred stock...............................          --       (125.3)          --
Principal payments..........................................    (1,303.0)      (758.2)      (845.0)
Cash released from (placed in) escrow for debt repayment....        77.5        (87.0)      (217.6)
Consent solicitation payments...............................          --           --        (11.3)
Proceeds from issuance of redeemable preferred stock........     1,850.0           --           --
Proceeds from exercise of stock options and warrants........        37.3         42.1          6.8
Contributions from NTL Incorporated.........................     4,299.0           --           --
                                                              ----------    ---------    ---------
Net cash provided by financing activities...................    11,830.9      3,591.0      2,458.5
Effect of exchange rate changes on cash.....................       (27.9)        (6.5)         0.4
                                                              ----------    ---------    ---------
(Decrease) increase in cash and cash equivalents............    (2,087.3)     1,860.9        637.4
Cash and cash equivalents at beginning of year..............     2,597.2        736.3         98.9
                                                              ----------    ---------    ---------
Cash and cash equivalents at end of year....................  $    509.9    $ 2,597.2    $   736.3
                                                              ==========    =========    =========
Supplemental disclosure of cash flow information
Cash paid during the year for interest exclusive of amounts
  capitalized...............................................  $    495.0    $   180.3    $    90.5
Income taxes paid...........................................         6.7          2.4          0.3
SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES
Accretion of dividends and discount on preferred stock......  $     20.1    $    44.4    $    19.1
Contributions from NTL Incorporated.........................     7,345.1           --           --
Conversion of Convertible Notes, net of unamortized deferred
  financing costs...........................................          --        269.3        187.0
Preferred stock issued for an acquisition...................          --           --        178.5
Common stock and stock options issued for acquisitions......          --        978.0        600.5
Warrants issued in connection with consent solicitations....          --           --         10.1

                            See accompanying notes.

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. CORPORATE RESTRUCTURING AND BUSINESS

     On May 18, 2000, NTL Incorporated completed a corporate restructuring to create a holding company structure. The formation of the holding company was part of NTL Incorporated's acquisition of certain assets of Cable & Wireless Communications plc ("CWC") (the operations acquired from CWC are called "ConsumerCo"). The holding company restructuring was accomplished through a merger so that all the stockholders of NTL Incorporated at the effective time of the merger became stockholders of the new holding company, and NTL Incorporated became a subsidiary of the new holding company. The new holding company has taken the name NTL Incorporated and the holding company's subsidiary simultaneously changed its name to NTL (Delaware), Inc. The "Company" refers to NTL Incorporated and subsidiaries up to and including May 17, 2000, and to NTL (Delaware), Inc. and subsidiaries beginning May 18, 2000.

     On February 21, 2001, NTL Communications Corp. ("NTL Communications"), a wholly-owned subsidiary of the Company, completed a transaction whereby it acquired the entire issued share capital of NTL (CWC Holdings) Limited (the entity that owns ConsumerCo) from NTL Incorporated. As a result of this transaction, ConsumerCo became an indirect wholly-owned subsidiary of the Company. The Company accounted for the transaction in a manner consistent with a transfer of entities under common control, which is similar to that used in a "pooling of interests." Accordingly, the net assets and results of operations of ConsumerCo have been included in the Company's consolidated financial statements from May 30, 2000, the date of NTL Incorporated's acquisition of ConsumerCo.

     Revenues and net loss for the individual companies reported prior to the acquisition were as follows:

                                                           YEAR ENDED
                                                          DECEMBER 31,
                                                              2000
                                                          -------------
                                                          (IN MILLIONS)
Revenues:
  NTL Delaware..........................................    $ 2,246.6
  NTL (CWC Holdings)....................................        594.2
                                                            ---------
  Combined..............................................    $ 2,840.8
                                                            =========
Net Loss
  NTL Delaware..........................................    $(2,144.1)
  NTL (CWC Holdings)....................................       (822.9)
                                                            ---------
  Combined..............................................    $(2,967.0)
                                                            =========

     The Company, through its subsidiaries, owns and operates broadband communications networks for telephone, cable television and Internet services in the United Kingdom, Ireland, France and Switzerland, and transmission networks for television and radio broadcasting in the United Kingdom and Australia. Based on revenues and identifiable assets, the Company's predominant lines of business are consumer services, business services and broadcast transmission and related services in the United Kingdom. Consumer services include telephony, cable television, Internet access and interactive services. Business services include telephony, national and international wholesale carrier telecommunications, and radio communications services for the emergency services community. Broadcast transmission and related services include digital and analog television and radio broadcasting, rental of antenna space on the Company's owned and leased towers and sites and associated services, and satellite and media services.

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES

2. SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries and entities where the Company's interest is greater than 50%. Significant intercompany accounts and transactions have been eliminated in consolidation.

  Reclassification

     Certain prior year amounts have been reclassified to conform to the current year presentation.

  Foreign Currency Translation

     The financial statements of the Company's foreign subsidiaries have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." All balance sheet accounts have been translated using the current exchange rates at the respective balance sheet dates. Statement of operations amounts have been translated using the average exchange rates for the respective years. The translation gains or losses resulting from the change in exchange rates have been reported as a component of accumulated other comprehensive (loss). Foreign currency transaction gains and losses are included in the results of operations as incurred.

  Cash Equivalents

     Cash equivalents are short-term highly liquid investments purchased with a maturity of three months or less. Cash equivalents were $213.6 million and $2,101.8 million at December 31, 2000 and 1999, respectively, which consisted primarily of U.S. Treasury bills (2000 only), bank time deposits and corporate commercial paper. At December 31, 2000 and 1999, $58.7 million and $2,039.5 million, respectively, of the cash equivalents were denominated in foreign currencies.

  Marketable Securities

     Marketable securities were classified as available-for-sale, which are carried at fair value. Unrealized holding gains and losses on securities, net of tax, are carried as a component of accumulated other comprehensive (loss). The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in interest income. Realized gains and losses and declines in value judged to be other than temporary will be included in interest income. The cost of securities sold or matured is based on the specific identification method. Interest on securities is included in interest income.

     Marketable securities at December 31, 1999 consisted of corporate commercial paper. During the years ended December 31, 2000, 1999 and 1998, there were no realized gains or losses on sales of securities. All of the marketable securities as of December 31, 1999 had a contractual maturity of less than one year.

  Fixed Assets

     Fixed assets are stated at cost, which includes amounts capitalized for labor and overhead expended in connection with the design and installation of operating equipment. Depreciation is computed by the straight-

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES line method over the estimated useful lives of the assets. Estimated useful lives are as follows: operating equipment -- 5 to 40 years and other equipment -- 3 to 40 years.

     Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and the carrying value of the asset.

  Intangible Assets

     Intangible assets include goodwill, license acquisition costs, customer lists and other intangibles. Goodwill is the excess of the purchase price over the fair value of net assets acquired in business combinations accounted for as purchases. Goodwill is amortized on a straight-line basis over the periods benefited of 3, 10, 15 or 30 years. License acquisition costs represent the portion of purchase price allocated to the cable television and telecommunications licenses acquired in business combinations. License acquisition costs are amortized on a straight-line basis over the remaining lives of the licenses at acquisition, which vary from approximately two years to 23 years. Customer lists represent the portion of the purchase price allocated to the value of the customer base. Customer lists are amortized on a straight-line basis over 3 or 5 years. Other intangibles include the portion of the purchase price allocated to the value of transmission and services contracts and the value of workforce in place. Transmission and services contracts are amortized on a straight-line basis over the period benefited of 8 years or 12 years. Workforce in place is amortized over the period benefited of four years. The Company continually reviews the recoverability of the carrying value of these assets using the same methodology that it uses for the evaluation of its other long-lived assets.

  Equity Method Investments

     All investments in which the Company has the ability to exercise significant influence over the investee, but less than a controlling voting interest, are accounted for using the equity method. The investment in Cable London PLC was accounted for under the equity method. Equity method investments are recorded at original cost and adjusted periodically to recognize the Company's proportionate share of the investees' net income or losses after the date of investment, additional contributions made and dividends received. The difference between the Company's recorded investment and its proportionate interest in the book value of the investees' net assets are being amortized on a straight-line basis over 10 years.

  Deferred Financing Costs

     Deferred financing costs are incurred in connection with the issuance of debt and are amortized over the term of the related debt.

  Capitalized Interest

     Interest is capitalized as a component of the cost of fixed assets constructed. In 2000, 1999 and 1998, interest of $95.1 million, $41.8 million and $27.8 million, respectively, was capitalized.

  Revenue Recognition

     Revenues are recognized at the time the service is rendered to the customer or the performance of the service has been completed. Charges for services that are billed in advance are deferred and recognized when earned. Rental revenues are recognized when earned on a monthly basis. Installation and maintenance service revenues are recognized when the performance of the service has been completed.

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES

  Cable Television System Costs, Expenses and Revenues

     The Company accounts for costs, expenses and revenues applicable to the construction and operation of its broadband communications networks in accordance with SFAS No. 51, "Financial Reporting by Cable Television Companies."

  Advertising Expense

     The Company charges the cost of advertising to expense as incurred. Advertising costs were $113.0 million, $35.9 million and $34.0 million in 2000, 1999 and 1998, respectively.

  Stock-Based Compensation

     The Company adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." The Company applied APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for the stock option plans in which it participates.

  Derivative Financial Instruments

     The Company uses financial instruments to hedge a portion, but not all, of its exposure from floating interest rate debt and from movements in the British pound/U.S. dollar exchange rate. Gains and losses on these instruments are deferred and recognized in the statement of operations when the related hedged transactions are recognized. To date, premiums paid for these contracts have not been material. The Company does not use derivative financial instruments for trading or speculative purposes.

3. RECENT ACCOUNTING PRONOUNCEMENTS

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB 101 was required to be adopted retroactive to January 1, 2000. The adoption of SAB 101 had no significant effect on revenues or results of operations.

     Effective January 1, 2001, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS Nos. 137 and 138. The new accounting standard requires that all derivative instruments be recorded on the balance sheet at fair value. Changes in the fair value of derivatives are recorded each period in the results of operations or in other comprehensive income (loss), depending on whether a derivative is designated as a fair value or cash flow hedge. The ineffective portion of all hedges will be recognized in the results of operations.

     On January 1, 2001, the Company recorded all of its outstanding derivative instruments at their fair value. The outstanding derivative instruments were comprised of cross currency swaps to hedge exposure to movements in the British pound/U.S. dollar exchange rate, and a number of zero cost collars to hedge exposure to floating interest rates on certain of its debt. The aggregate fair value on January 1, 2001 was a liability of $9.0 million, of which $6.8 million was recorded as an expense and $2.2 million was recorded as other comprehensive loss.

4. CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES

  Need for Additional Financing

     The Company will require additional financing in the future. There can be no assurance that the required financing will be obtainable on acceptable terms.

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES

  Concentrations

     The Company's broadcast transmission and related services business is substantially dependent upon contracts with a small group of companies for the right to broadcast their programming, and upon site sharing agreements for a large number of its transmission sites. The loss of any one of these contracts or agreements could have a material adverse effect on the business of the Company.

  Currency Risk

     To the extent that the Company obtains financing in U.S. dollars and incurs construction and operating costs in various other currencies, it will encounter currency exchange rate risks. In addition, the Company's revenues are generated in foreign currencies while its interest and principal obligations with respect to approximately half of the Company's existing indebtedness are payable in U.S. dollars.

5. FIXED ASSETS

     Fixed assets consist of:

                                                             DECEMBER 31,
                                                         ---------------------
                                                           2000         1999
                                                         ---------    --------
                                                             (IN MILLIONS)
Operating equipment....................................  $11,753.2    $5,111.3
Other equipment........................................    1,145.2       715.2
Construction-in-progress...............................    1,611.1       669.4
                                                         ---------    --------
                                                          14,509.5     6,495.9
Accumulated depreciation...............................   (1,816.5)     (898.2)
                                                         ---------    --------
                                                         $12,693.0    $5,597.7
                                                         =========    ========

     Depreciation expense for the years ended December 31, 2000, 1999, and 1998 was $996.6 million, $490.3 million and $207.5 million, respectively.

6. INTANGIBLE ASSETS

     Intangible assets consist of:

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                2000         1999
                                                              ---------    --------
                                                                  (IN MILLIONS)
Goodwill, net of accumulated amortization of $1,103.6 (2000)
  and $193.8 (1999).........................................  $12,522.8    $2,477.1
License acquisition costs, net of accumulated amortization
  of $215.8 (2000) and $141.7 (1999)........................      139.2       225.0
Customer lists, net of accumulated amortization of $110.7
  (2000) and $30.9 (1999)...................................      318.2       159.3
Other intangibles, net of accumulated amortization of $13.8
  (2000) and $3.2 (1999)....................................       80.6        66.4
                                                              ---------    --------
                                                              $13,060.8    $2,927.8
                                                              =========    ========

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES

     The Company made the following acquisitions in 1999:

     In March 1999, the Company acquired Diamond Cable Communications plc ("Diamond"). The Company issued an aggregate of 19.9 million shares of common stock in exchange for each ordinary share and deferred share of Diamond. The Company's common stock was valued at $971.4 million, the fair value at the time of the announcement. In addition, the Company issued options to purchase 191,000 shares of the Company's common stock to holders of Diamond options, which were valued at $6.6 million. The Company assumed Diamond's debt including five different notes with an aggregate principal amount at maturity of $1,564.6 million. Diamond is a provider of telephone, cable television and Internet services in England.

     In April 1999, a subsidiary of the Company ("NTL Australia") purchased all of the shares of the entity which owns the Australian National Transmission Network for an aggregate purchase price of approximately $423.5 million. NTL Australia provides exclusive television and radio transmission services to Australia's national TV and radio broadcasters, serves regional and community TV and radio broadcasters and provides equipment hosting services to telecom operators and emergency service communications providers on its towers.

     In July 1999, the Company acquired Cablelink Limited ("Cablelink") for IRL535.2 million ($692.5 million), of which IRL455.2 million ($589.0 million) was paid in cash and IRL80.0 million ($103.5 million) was paid through the issuance of Variable Rate Redeemable Guaranteed Loan Notes due 2002. Cablelink provides multi-channel television and information services in Dublin, Galway and Waterford, Ireland.

     The Company acquired the five franchise areas comprising the "1G Networks" of France Telecom for approximately 373.2 million French francs ($60.1 million) in two stages completed in August and December 1999. The 1G Networks hold exclusive licenses to provide analog and digital television services in four franchise areas in Ile-de-France (Greater Paris) and in the franchise area of Toulon and LaValette.

     In September 1999, the Company acquired the shares of Workplace Technologies plc, one of the United Kingdom's leading data network service integrators, in exchange for L105.2 million ($172.5 million), of which L100.7 million ($165.1 million) was paid in cash and L4.5 million ($7.4 million) was paid through the issuance of demand notes.

     These acquisitions were accounted for as purchases, and accordingly, the net assets and results of operations of the acquired businesses have been included in the consolidated financial statements from the dates of acquisition. The aggregate purchase price of $2,347.8 million, including costs incurred of $21.2 million, plus the fair value of liabilities assumed net of tangible assets acquired aggregated $2,454.8 million, which has been allocated as follows:
$143.5 million to license acquisition costs, $130.9 million to customer lists, $69.4 million to other intangibles and $2,111.0 million to goodwill.

     The Company made the following acquisitions in 2000:

     On May 30, 2000, NTL Incorporated acquired the consumer cable telephone, Internet and television operations of CWC in the United Kingdom ("ConsumerCo"). NTL Incorporated paid cash of L2,917.0 million ($4,364.7 million) and issued an aggregate of 84.9 million shares of its common stock in exchange for all of the shares of CWC. In addition, NTL Incorporated paid L2,155.3 million ($3,225.0 million) to repay a portion of ConsumerCo's debt. NTL Incorporated's common stock was valued at $5,488.3 million, the fair value at the time of the announcement. This acquisition was funded by a new bank facility under which L2,376.0 million ($3,555.2 million) was borrowed and by an additional investment by France Telecom in the Company, as described below.

     On February 21, 2001, NTL Incorporated contributed the assets of ConsumerCo to NTL Communications. The Company accounted for the contribution in a manner consistent with a transfer of entities under common control, which is similar to that used in a "pooling of interests." Accordingly, the net assets and

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES results of operations of ConsumerCo have been included in the Company's consolidated financial statements from May 30, 2000.

     On March 28, 2000, the Company acquired the cable assets of the Cablecom Group ("Cablecom") in Switzerland for cash of CHF 5,800.0 million ($3,510.2 million), a substantial portion of which was funded by a new bank facility of CHF 2,700.0 million ($1,630.5 million) and the Company's issuance of $1,850.0 million of preferred stock to France Telecom and a group of commercial banks.

     These acquisitions were accounted for as purchases, and accordingly, the net assets and results of operations of the acquired businesses have been included in the consolidated financial statements from the dates of acquisition. The aggregate purchase price of $16,639.7 million, including costs incurred of $51.5 million, exceeded the fair value of net tangible assets acquired by $11,161.1 million, which has been allocated as follows: $248.9 million to customer lists, $37.4 million to other intangibles, $73.1 million to deferred tax liabilities and $10,947.9 million to goodwill.

     The pro forma unaudited consolidated results of operations for the years ended December 31, 2000 and 1999 assuming consummation of the above mentioned transactions as of January 1, 1999 is as follows. A significant component of the pro forma results is associated with the acquisition of ConsumerCo. The historical results of ConsumerCo reflect certain intercompany costs and expenses as they were prior to the separation of ConsumerCo which was completed in the second quarter of 2000. These costs and expenses do not necessarily reflect the costs and expenses that would have been incurred had ConsumerCo reported as a separate entity for these periods. Therefore the historical results of ConsumerCo which are included in the pro forma results below are not reflective of results on a going forward basis.

                                                        YEAR ENDED DECEMBER 31,
                                                        ------------------------
                                                           2000          1999
                                                        ----------    ----------
                                                             (IN MILLIONS)
Total revenue.........................................  $ 3,403.3     $ 3,295.8
(Loss) before extraordinary item......................   (3,656.4)     (2,803.1)
Net (loss)............................................   (3,656.4)     (2,806.1)

     Amortization of intangible and other assets charged to expense for the years ended December 31, 2000, 1999 and 1998 was $1,126.2 million, $301.0 million and $58.6 million, respectively.

7. INVESTMENT IN CABLE LONDON PLC

     NTL (Triangle) LLC ("NTL Triangle") (formerly known as NTL (Bermuda) Limited), a wholly-owned subsidiary of the Company, owned a 50% interest in Cable London plc ("Cable London"). Pursuant to an agreement with Telewest Communications plc ("Telewest") relating to NTL Triangle's and Telewest's respective 50% ownership interests in Cable London, in November 1999 Telewest purchased all of NTL Triangle's shares of Cable London for L428.0 million ($692.5 million) in cash. The Company recorded a gain of $493.1 million on the sale. The sale of the Cable London interest was an "Asset Sale" for purposes of the Company's Indentures for certain of its notes. The Company used an amount equal to the proceeds from the sale to invest in "Replacement Assets" by November 2000.

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES

8. LONG-TERM DEBT

     Long-term debt consists of:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       2000         1999
                                                                     ---------    --------
                                                                         (IN MILLIONS)
NTL Delaware:
  5 3/4% Convertible Subordinated Notes.....................  (a)    $ 1,200.0    $1,200.0
ConsumerCo:
  Term Loan Facility and Other..............................              21.7          --
NTL Business:
  Credit Agreement..........................................  (w)      3,030.3          --
Cablecom:
  Term Loan Facility........................................  (x)      1,666.4          --
  Revolving Facility........................................  (x)        320.9          --
  Other.....................................................              15.3          --
NTL Communications:
  12 3/4% Senior Deferred Coupon Notes......................  (b)        277.8       268.1
  11 1/2% Senior Deferred Coupon Notes......................  (c)      1,040.5       930.4
  10% Senior Notes..........................................  (d)        400.0       400.0
  9 1/2% Senior Sterling Notes, less unamortized discount...  (e)        186.5       201.4
  10 3/4% Senior Deferred Coupon Sterling Notes.............  (f)        353.6       343.7
  9 3/4% Senior Deferred Coupon Notes.......................  (g)      1,048.5       952.8
  9 3/4% Senior Deferred Coupon Sterling Notes..............  (h)        360.8       354.4
  11 1/2% Senior Notes......................................  (i)        625.0       625.0
  12 3/8% Senior Deferred Coupon Notes......................  (j)        323.6       287.0
  7% Convertible Subordinated Notes.........................  (k)        599.3       599.3
  Variable Rate Redeemable Guaranteed Loan Notes............  (l)           --        76.8
  9 1/4% Senior Euro Notes..................................  (m)        234.7       252.3
  9 7/8% Senior Euro Notes..................................  (n)        328.6       353.2
  11 1/2% Senior Deferred Coupon Euro Notes.................  (o)        127.9       123.1
  11 7/8% Senior Notes, less unamortized discount...........  (p)        489.6          --
NTL Communications Limited:
  Credit Agreement..........................................  (w)        375.3          --
NTL Triangle:
  11.2% Senior Discount Debentures..........................  (q)        517.3       467.3
  Other.....................................................               5.2         8.0
Diamond:
  13 1/4% Senior Discount Notes.............................  (r)        285.1       285.1
  11 3/4% Senior Discount Notes.............................  (s)        531.0       476.2
  10 3/4% Senior Discount Notes.............................  (t)        373.9       336.9
  10% Senior Sterling Notes.................................  (u)        201.9       218.1
  9 1/8% Senior Notes.......................................  (v)        110.0       110.0
  Other.....................................................               6.0        11.5
                                                                     ---------    --------
                                                                      15,056.7     8,880.6
Less current portion........................................              12.6        82.6
                                                                     ---------    --------
                                                                     $15,044.1    $8,798.0
                                                                     =========    ========

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES

(a) 5 3/4% Convertible Notes due December 15, 2009, principal amount at maturity of $1,200.0 million, interest payable semiannually beginning on June 15, 2000, redeemable at the Company's option, on or after December 18, 2002, convertible into shares of common stock at a conversion price of $108.18 per share (there are approximately 11.1 million shares of NTL Incorporated common stock reserved for issuance upon conversion);

(b) 12 3/4% Notes due April 15, 2005, principal amount at maturity of $277.8 million, interest payable semiannually from October 15, 2000, redeemable at the Company's option on or after April 15, 2000;

(c) 11 1/2% Notes due February 1, 2006, principal amount at maturity of $1,050.0 million, interest payable semiannually beginning on August 1, 2001, redeemable at the Company's option on or after February 1, 2001;

(d) 10% Notes due February 15, 2007, principal amount at maturity of $400.0 million, interest payable semiannually from August 15, 1997, redeemable at the Company's option on or after February 15, 2002;

(e)  9 1/2% Sterling Notes due April 1, 2008, principal amount at maturity of L
     125.0 million ($186.9 million), interest payable semiannually from October 1, 1998, redeemable at the Company's option on or after April 1, 2003;

(f) 10 3/4% Sterling Notes due April 1, 2008, principal amount at maturity of L300.0 million ($448.7 million), interest payable semiannually beginning on October 1, 2003, redeemable at the Company's option on or after April 1, 2003;

(g) 9 3/4% Notes due April 1, 2008, principal amount at maturity of $1,300.0 million, interest payable semiannually beginning on October 1, 2003, redeemable at the Company's option on or after April 1, 2003;

(h) 9 3/4% Sterling Notes due April 15, 2009, principal amount at maturity of L330.0 million ($493.5 million), interest payable semiannually beginning on October 15, 2004, redeemable at the Company's option on or after April 15, 2004;

(i) 11 1/2% Notes due October 1, 2008, principal amount at maturity of $625.0 million, interest payable semiannually from April 1, 1999, redeemable at the Company's option on or after October 1, 2003;

(j) 12 3/8% Notes due October 1, 2008, principal amount at maturity of $450.0 million, interest payable semiannually beginning on April 1, 2004, redeemable at the Company's option on or after October 1, 2003;

(k) 7% Convertible Notes due December 15, 2008, principal amount at maturity of $599.3 million, interest payable semiannually from June 15, 1999, convertible into shares of common stock at a conversion price of $39.20 per share, redeemable at the Company's option on or after December 15, 2001 (there are approximately 15.3 million shares of NTL Incorporated common stock reserved for issuance upon conversion);

(l) Variable Rate Redeemable Guaranteed Notes due January 5, 2002, principal amount at maturity of IRL60.0 million after redemption of IRL20.0 million ($25.7 million) in 1999 using cash held in escrow, remainder redeemed in March 2000 ($73.7 million) using cash held in escrow;

(m) 9 1/4% Euro Notes due November 15, 2006, principal amount at maturity of E250.0 million ($234.7 million), interest payable semiannually from May 15, 2000;

(n) 9 7/8% Euro Notes due November 15, 2009, principal amount at maturity of E350.0 million ($328.6 million), interest payable semiannually from May 15, 2000, redeemable at the Company's option on or after November 15, 2004;

(o) 11 1/2% Deferred Euro Notes due November 15, 2009, principal amount at maturity of E210.0 million ($197.1 million), interest payable semiannually beginning on May 15, 2005, redeemable at the Company's option on or after November 15, 2004;

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES

(p) 11 7/8% Notes due October 1, 2010, issued in October 2000, principal amount at maturity of $500.0 million, interest payable semiannually beginning on April 1, 2001, redeemable at the Company's option on or after October 1, 2005;

(q) 11.2% Debentures due November 15, 2007, principal amount at maturity of $517.3 million, interest payable semiannually beginning on May 15, 2001, redeemable at NTL Triangle's option after November 15, 2000;

(r) 13 1/4% Notes due September 30, 2004, principal amount at maturity of $285.1 million, interest payable semiannually from March 31, 2000, redeemable at Diamond's option after September 30, 1999;

(s) 11 3/4% Notes due December 15, 2005, principal amount at maturity of $531.0 million, interest payable semiannually beginning on June 15, 2001, redeemable at Diamond's option on or after December 15, 2000;

(t) 10 3/4% Notes due February 15, 2007, principal amount at maturity of $420.5 million, interest payable semiannually beginning on August 15, 2002, redeemable at Diamond's option on or after December 15, 2002;

(u) 10% Sterling Notes due February 1, 2008, issued by Diamond Holdings plc, principal amount at maturity of L135.0 million ($201.9 million), interest payable semiannually from August 1, 1998, redeemable at Diamond's option on or after February 1, 2003; and

(v) 9 1/8% Notes due February 1, 2008, issued by Diamond Holdings plc, principal amount of $110.0 million, interest payable semiannually from August 1, 1998, redeemable at Diamond's option on or after February 1, 2003.

     The indentures governing the notes contain restrictions relating to, among other things: (i) incurrence of additional indebtedness and issuance of preferred stock, (ii) dividend and other payment restrictions and (iii) mergers, consolidations and sales of assets.

     During 2000, 1999 and 1998, the Company recognized $473.4 million, $451.4 million and $232.7 million, respectively, of original issue discount as interest expense.

     In addition to the notes described above, subsidiaries of the Company have the following bank credit agreements outstanding:

(w) In May 2000, NTL Business Limited ("NTL Business") and NTL Communications Limited ("NTLCL"), wholly-owned indirect subsidiaries of the Company, entered into a L2,500.0 million ($3,738.8 million) credit agreement in connection with the ConsumerCo acquisition. As of December 31, 2000, NTL Business had L2,026.3 million ($3,030.3 million) and NTLCL had L250.9 million ($375.3 million) outstanding under the credit agreement. Interest is payable at least every six months at LIBOR plus a margin rate of 2.25% per annum, which is subject to adjustment based on the ratio of EBITDA to finance charges of the UK Group. The effective rate of interest at December 31, 2000 was 8.283%. The unused portion of the commitment is available for refinancing ConsumerCo indebtedness and for working capital requirements of the UK Group. For purposes of this credit agreement, Diamond and subsidiaries and NTL Triangle and subsidiaries and certain other entities are excluded from the UK Group. The unused portion of the commitment is subject to a commitment fee of 0.75% payable quarterly, which is reduced to 0.50% when over 50% of the commitment is utilized. Principal is due in six quarterly installments beginning on June 30, 2004. The credit agreement contains various financial and other covenants with respect to the UK Group, and restrictions on dividends and distributions by the UK Group.

    NTLCL entered into a L1,300.0 million ($1,944.2 million) credit agreement with a group of banks dated May 30, 2000. Pursuant to the credit agreement, in connection with the issuance in October 2000 of $500.0 million aggregate principal amount of NTL Communications 11 7/8% notes, the issuance in

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES

     January 2001 of E200.0 million aggregate principal amount of NTL Communications 12 3/8% Euro notes and the issuance in February 2001 of E100.0 million aggregate principal amount of NTL Communications 12 3/8% Euro notes, the commitment was reduced by L255.1 million ($381.4 million). As of December 31, 2000, there were no amounts borrowed under this agreement. NTLCL and other members of the UK Group (as defined above) may utilize the proceeds under this credit agreement to finance the working capital requirements of the UK Group, provided that in no event shall the proceeds be used for a purpose other than to finance the construction, capital expenditure and working capital needs of a cable television or telephone or telecommunications business, or a related business, in the United Kingdom or Ireland. Interest is payable at least every six months at LIBOR plus a margin rate of 4.5% per annum. The margin rate shall increase by 0.5% on the three month anniversary of the initial advance and by an additional 0.5% on each subsequent three month anniversary, up to a maximum total interest rate of 16% per annum. The unused portion of the commitment is subject to a commitment fee of 0.75% payable quarterly. Principal is due in full on March 31, 2006. The credit agreement contains various financial and other covenants with respect to the UK Group, and restrictions on dividends and distributions by the UK Group.

(x) In March 2000, the Company borrowed CHF 2,700.0 million ($1,666.4 million) under its term loan facility in connection with the acquisition of Cablecom. Interest is payable at least every six months at Swiss LIBOR plus a margin rate of 2.5% per annum, which is subject to adjustment after March 2001 based on Cablecom's ratio of senior debt to EBITDA. The effective rate of interest at December 31, 2000 was 6.03%. Principal is due over six years in quarterly installments beginning on March 31, 2004. Cablecom has the option to draw on a revolving loan facility up to an additional CHF 1,400.0 million ($864.1 million). The revolving facility is intended to finance operating expenses, working capital and other capital expenditures of Cablecom and subsidiaries and for their general corporate financing requirements. As of December 31, 2000, Cablecom had borrowed CHF 520.0 million ($320.9 million) under the revolving loan facility with an effective rate of interest of 6.02%. The revolving facility is available until May 2003. The interest rate, interest payment requirements and principal payments for the revolving facility are the same as for the term loan facility. The revolving facility includes a commitment fee of 0.75% payable quarterly on the unused portion of the revolving facility commitment, which is reduced to 0.50% when over 50% of the commitment is utilized. The term loan facility and the revolving facility contain various financial and other covenants with respect to Cablecom and subsidiaries, and restrictions on dividends and distributions by Cablecom subsidiaries.

     In September 1999, NTL Triangle repaid at maturity the $21.5 million due under its notes payable to Comcast U.K. Holdings, Inc.

     In connection with the Cablelink acquisition, the Company issued $704.6 million principal amount Senior Increasing Rate Notes due 2000. In November 1999, the Company received net proceeds of $720.7 million from the issuance of the 9 1/4% Euro Notes, the 9 7/8% Euro Notes and the 11 1/2% Deferred Euro Notes, of which $716.5 million was used to repay the Senior Increasing Rate Notes plus accrued interest. The Company recorded an extraordinary loss from the early extinguishment of the notes of $3.0 million in 1999.

     In connection with an acquisition, the Company borrowed an aggregate of L475.0 million under a bank credit facility. In November 1998, the Company received net proceeds of $849.0 million from the issuance of the 11 1/2% Notes and the 12 3/8% Notes, a substantial portion of which was used to repay the $799.0 million outstanding under the bank loan. The Company recorded an extraordinary loss from the early extinguishment of the bank loan of $18.6 million in 1998.

     In October 1998, the Company redeemed its 10 7/8% Senior Deferred Coupon Notes with an accreted value of $211.0 million for cash of $218.0 million. The Company recorded an extraordinary loss from the early extinguishment of the 10 7/8% Notes of $12.1 million in 1998, which included approximately $4.8 million of unamortized deferred financing costs.

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES

     In 1998, the Company required consents from the holders of some of its notes to modify certain indenture provisions in order to proceed with an acquisition. In October 1998, the Company paid $11.3 million in consent payments and issued warrants to purchase 1.2 million shares of common stock in lieu of additional consent payments of $10.1 million.

     Primarily all of the notes issued by NTL Communications, as well as the bank credit facilities, restrict the payment of cash dividends and loans to the Company. At December 31, 2000, restricted net assets were approximately $8,987.1 million.

     Long-term debt repayments are due as follows (in millions):

Year ending December 31:
  2001............................................  $    12.6
  2002............................................       10.8
  2003............................................        8.4
  2004............................................      500.3
  2005............................................    4,219.9
  Thereafter......................................   11,046.8
                                                    ---------
                                                    $15,798.8
                                                    =========

     In January and February 2001, NTL Communications issued E300.0 million ($281.6 million) aggregate principal amount of 12 3/8% Senior Euro Notes due February 1, 2008. NTL Communications received proceeds of approximately $275.3 million after underwriters' discount and commissions and other fees. Interest is payable semiannually in cash at a rate of 12 3/8% per annum beginning on August 1, 2001. These notes may not be redeemed by NTL Communications except in limited circumstances.

9. REDEEMABLE PREFERRED STOCK

     In March 2000, the Company received $1,850.0 million in cash from France Telecom and a group of commercial banks in exchange for 1.9 million shares of its redeemable 5% Cumulative Preferred Stock.

     In February 1997, the Company issued 100,000 shares of its 13% Senior Redeemable Exchangeable Preferred Stock.

     The changes in the number of shares of redeemable preferred stock were as follows:

                                                         13%           5%
                                                       --------    ----------
Balance, December 31, 1997...........................   110,000            --
Issued for dividends.................................    15,000            --
                                                       --------    ----------
Balance, December 31, 1998...........................   125,000            --
Issued for dividends.................................    17,000            --
                                                       --------    ----------
Balance, December 31, 1999...........................   142,000            --
Issued for cash......................................        --     1,850,000
Issued for dividends.................................     5,000            --
Corporate restructuring..............................  (147,000)   (1,850,000)
                                                       --------    ----------
Balance, December 31, 2000...........................        --            --
                                                       ========    ==========

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES

10. OTHER CHARGES INCLUDING RESTRUCTURING CHARGES

     Other charges of $92.7 million in 2000 include restructuring costs of $65.9 million and information technology integration costs of $26.8 million. Restructuring costs relate to NTL Incorporated's announcement in November 2000 of its completion of a consolidation review. Based on a comprehensive review of the combined company following the acquisition of ConsumerCo and the integration of several other acquired businesses, NTL Incorporated identified significant efficiency improvements and cost savings. The restructuring provision includes employee severance and related costs of $47.9 million for approximately 2,300 employees to be terminated and lease exit costs of $18.0 million. As of December 31, 2000, approximately 360 of the employees had been terminated. None of the provision had been utilized through December 31, 2000. The information technology integration costs of $26.8 million were incurred for the integration of acquired companies' information technology.

     Other charges of $16.2 million in 1999 were incurred for the cancellation of certain contracts. Other charges of $4.2 million reversed in 1998 were the result of changes to a restructuring reserve that was recorded in 1997.

11. INCOME TAXES

     The benefit for income taxes consists of the following:

                                                    YEAR ENDED DECEMBER 31,
                                                   --------------------------
                                                    2000       1999     1998
                                                   -------    ------    -----
                                                         (IN MILLIONS)
Current:
  Federal........................................  $    --    $  1.0    $  --
  State and local................................       --       1.0       --
  Foreign........................................      0.8        --       --
                                                   -------    ------    -----
Total current....................................      0.8       2.0       --
                                                   -------    ------    -----
Deferred:
  Federal........................................       --        --       --
  State and local................................       --        --       --
  Foreign........................................   (112.1)    (37.3)    (3.3)
                                                   -------    ------    -----
Total deferred...................................   (112.1)    (37.3)    (3.3)
                                                   -------    ------    -----
                                                   $(111.3)   $(35.3)   $(3.3)
                                                   =======    ======    =====

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the deferred tax liabilities and assets are as follows:

                                                             DECEMBER 31,
                                                         --------------------
                                                           2000        1999
                                                         ---------    -------
                                                            (IN MILLIONS)
Deferred tax liabilities:
  Fixed assets.........................................  $   787.3    $  66.5
  Intangibles..........................................      113.3      107.0
                                                         ---------    -------
Total deferred tax liabilities.........................      900.6      173.5
Deferred tax assets:
  Net operating losses.................................    1,588.2      417.2
  Net deferred interest expense........................      198.5      150.1
  Depreciation and amortization........................      398.3      269.9
  Inventory............................................       16.4         --
  Purchase accounting liabilities......................      158.5         --
  Other................................................       33.8       15.9
                                                         ---------    -------
Total deferred tax assets..............................    2,393.7      853.1
Valuation allowance for deferred tax assets............   (1,698.5)    (757.3)
                                                         ---------    -------
Net deferred tax assets................................      695.2       95.8
                                                         ---------    -------
Net deferred tax liabilities...........................  $   205.4    $  77.7
                                                         =========    =======

     At December 31, 2000, the Company had a valuation allowance against its deferred tax assets to the extent it was not more likely than not that such assets would be realized in the future. At December 31, 2000, the valuation allowance includes approximately $565.0 million, which, if realized, would be accounted for as a reduction to goodwill or an increase in additional paid-in capital.

     At December 31, 2000, the Company had net operating loss carryforwards of approximately $630.0 million for U.S. federal income tax purposes that expire in varying amounts commencing in 2009. This excludes net operating loss carryforwards of companies that are resident in both U.S. and the United Kingdom. The Company also has United Kingdom net operating loss carryforwards of approximately $4,000.0 million that have no expiration date. Pursuant to United Kingdom law, these net operating losses are only available to offset income of the separate entity that generated the loss. A portion of the United Kingdom net operating carryforward relates to dual resident companies, of which the U.S. net operating loss carryforward amount is approximately $1,000.0 million.

     In 2000, the Internal Revenue Service completed its federal income tax audit of the Company for the years 1993, 1994 and 1995. The audit resulted in a reduction in U.S. net operating loss carryforwards that had no material impact on the Company. The Company is currently undergoing a U.S. federal income tax audit for the years 1996 and 1997. The Company does not expect that the audit adjustments will have a material adverse effect on its financial position, results of operations or cash flows.

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES

     The reconciliation of income taxes computed at U.S. federal statutory rates to income tax expense is as follows:

                                                           YEAR ENDED DECEMBER 31,
                                                       -------------------------------
                                                         2000        1999       1998
                                                       ---------    -------    -------
                                                                (IN MILLIONS)
(Benefit) at federal statutory rate (35%)............  $(1,077.4)   $(269.9)   $(188.3)
Add:
  State and local income tax, net of federal
     benefit.........................................         --        0.7         --
  Foreign losses with no benefit.....................      690.1      110.2       87.9
  U.S. losses with no benefit........................      276.0      123.7       97.1
                                                       ---------    -------    -------
                                                       $  (111.3)   $ (35.3)   $  (3.3)
                                                       =========    =======    =======

12. FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

          Cash and cash equivalents: The carrying amounts reported in the consolidated balance sheets approximate fair value.

          Long-term debt: The carrying amounts of the bank credit facilities and Variable Rate Notes approximate their fair values. The fair values of the Company's other debt in the following table are based on the quoted market prices.

          Redeemable preferred stock: The fair value of the redeemable preferred stock is based on the quoted market price.

     The carrying amounts and fair values of the Company's financial instruments are as follows:

                                             DECEMBER 31, 2000         DECEMBER 31, 1999
                                           ----------------------    ----------------------
                                           CARRYING                  CARRYING
                                            AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                                           --------    ----------    --------    ----------
                                                            (IN MILLIONS)
Cash and cash equivalents................  $  509.9     $  509.9     $2,597.2     $2,597.2
Long-term debt:
  5 3/4% Convertible Notes...............   1,200.0        582.0      1,200.0      1,290.0
  Credit Agreement.......................   3,405.6      3,405.6           --           --
  Term Loan and Revolving Facilities.....   1,987.3      1,987.3           --           --
  12 3/4% Notes..........................     277.8        255.6        268.1        278.5
  11 1/2% Notes..........................   1,040.5        913.5        930.4        950.3
  10% Notes..............................     400.0        348.0        400.0        414.0
  9 1/2% Sterling Senior Notes...........     186.5        154.2        201.4        196.9
  10 3/4% Sterling Notes.................     353.6        242.3        343.7        327.2
  9 3/4% Notes...........................   1,048.5        715.0        952.8        913.3
  9 3/4% Sterling Notes..................     360.8        214.7        354.4        313.3
  11 1/2% Notes..........................     625.0        556.3        625.0        682.8
  12 3/8% Notes..........................     323.6        252.0        287.0        319.5
  7% Convertible Notes...................     599.3        470.5        599.3      1,582.2
  Variable Rate Notes....................        --           --         76.8         76.8
  9 1/4% Euro Notes......................     234.7        207.7        252.3        254.8

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES

                                             DECEMBER 31, 2000         DECEMBER 31, 1999
                                           ----------------------    ----------------------
                                           CARRYING                  CARRYING
                                            AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                                           --------    ----------    --------    ----------
                                                            (IN MILLIONS)
  9 7/8% Euro Notes......................     328.6        269.4        353.2        356.8
  11 1/2% Euro Deferred Notes............     127.9         99.6        123.1        125.0
  11 7/8% Senior Notes...................     489.6        445.0           --           --
  11.2% Debentures.......................     517.3        439.7        467.3        486.3
  13 1/4% Notes..........................     285.1        270.8        285.1        305.4
  11 3/4% Notes..........................     531.0        467.3        476.2        499.1
  10 3/4% Notes..........................     373.9        281.7        336.9        340.6
  10% Sterling Notes.....................     201.9        161.5        218.1        218.1
  9 1/8% Notes...........................     110.0         89.7        110.0        108.9
Redeemable preferred stock...............        --           --        141.8        154.4

     The Company has derivative financial instruments for purposes other than trading as follows. In 2000, the Company entered into cross currency swaps to hedge exposure to movements in the British pound/U.S. dollar exchange rate, and a number of zero cost collars to hedge exposure to the floating interest rates on the Cablecom bank credit facility. The notional amount of the cross currency swaps was L135.0 million at December 31, 2000. These swaps have payment dates in 2001 that match interest payment dates for a portion of the NTL Communications notes. The fair value of the swaps at December 31, 2000 was $(2.2) million based on quoted market prices for comparable instruments. The notional amount of the zero cost collars was CHF 1,200.0 million at December 31, 2000. These collars have semi-annual payment dates and mature in September 2004. The fair value of the collars at December 31, 2000 was $(6.8) million based on quoted market prices for comparable instruments.

13. RELATED PARTY TRANSACTIONS

     The Company provided management, financial, legal and technical services to Cellular Communications International, Inc. ("CCII") and Cellular Communications of Puerto Rico, Inc. ("CCPR"). Certain officers and directors of the Company were officers and directors of CCII and CCPR.

     In 1998, the Company charged CCPR, CCII and CoreComm Limited ("CoreComm") (which was formed in 1998 and has certain common officers and directors with the Company) $1.1 million, $1.0 million and $0.3 million, respectively, for direct costs where identifiable and a fixed percentage of its corporate overhead. In the fourth quarter of 1999, CoreComm began charging the Company a percentage of its office rent and supplies expense. In 1999, the Company charged CCPR, CCII and CoreComm $0.7 million, $0.4 million and $2.3 million, respectively, for direct costs where identifiable and a fixed percentage of its corporate overhead, net of CoreComm's charges to the Company. Charges to CCPR and to CCII ceased in 1999 due to each of them being acquired and a resulting termination of services. In 2000, the Company charged CoreComm $0.9 million for direct costs where identifiable and a fixed percentage of its corporate overhead, net of CoreComm's charges to the Company. These charges reduced corporate expenses in 2000, 1999 and 1998. It is not practicable to determine the amounts of these expenses that would have been incurred had the Company operated as an unaffiliated entity. In the opinion of management of the Company, the allocation methods are reasonable.

     The Company obtains billing and software development services from CoreComm. CoreComm billed the Company $5.9 million, $4.6 million and $2.9 million in 2000, 1999 and 1998, respectively, for these services. In addition, CoreComm billed the Company $6.7 million in October 2000 for services to be rendered from January to September 2001. In March 2000, the Company and CoreComm announced that they had entered

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES into an agreement to link their networks in order to create an international Internet backbone. In November 2000, CoreComm billed the Company $9.1 million primarily for usage of the network in 2001.

     At December 31, 2000 and 1999, the Company had a payable to CoreComm of $17.1 million and a receivable from CoreComm of $0.5 million, respectively.

14. SHAREHOLDER'S EQUITY

  Sales of Preferred Stock, Common Stock and Warrants

     In August 1999, the Company received $1,000.0 million in cash from France Telecom in exchange for 750,000 shares of the Company's 5% Cumulative Participating Convertible Preferred Stock and 4.2 million shares of the Company's common stock.

     In January 1999, the Company received $500.0 million in cash from Microsoft Corp. ("Microsoft") in exchange for 500,000 shares of the Company's 5.25% Convertible Preferred Stock (the "5.25% Preferred Stock") and warrants to purchase 1.9 million shares of the Company's common stock at an exercise price of $53.76 per share. Dividends were payable quarterly at the Company's option in cash, common stock or additional shares of preferred stock. The Company issued approximately 25,000 shares of 5.25% Preferred Stock for dividend payments of $24.6 million through December 31, 1999. In February 2000, all of the 5.25% Preferred Stock was converted into 8.3 million shares of the Company's common stock.

  Series Preferred Stock

     In September 1998, the Company issued 125,000 shares of 9.9% Non-voting Mandatorily Redeemable Preferred Stock, Series A (the "Series A Preferred Stock") in connection with an acquisition. Each share of Series A Preferred Stock had a stated value of $1,000. Cumulative dividends accrued at 9.9% of the stated value per share. Dividends were payable when and if declared by the Board of Directors. In December 1999, all of the outstanding shares of the Series A Preferred Stock were redeemed for cash of $140.8 million, which included $15.5 million for accrued dividends.

     In December 1998, the Company issued 52,000 shares of 9.9% Non-voting Mandatorily Redeemable Preferred Stock, Series B (the "Series B Preferred Stock") in connection with an acquisition. Each share of Series B Preferred Stock had a stated value of $1,000. Cumulative dividends accrued at 9.9% of the stated value per share. Dividends were payable when and if declared by the Board of Directors.

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES

     The changes in the number of shares of Series Preferred Stock, excluding the Redeemable Preferred Stock, were as follows:

                               CONVERTIBLE      9.9%        9.9%
                                SERIES A      SERIES A    SERIES B     5.25%         5%
                               -----------    --------    --------    --------    --------
Balance, December 31, 1997...      780              --         --           --          --
Conversion into common
  stock......................     (780)             --         --           --          --
Issued for acquisitions......       --         125,000     52,000           --          --
                                  ----        --------    -------     --------    --------
Balance, December 31, 1998...       --         125,000     52,000           --          --
Issued for cash..............       --              --         --      500,000     750,000
Issued for dividends.........       --              --         --       25,000       5,000
Redemption...................       --        (125,000)        --           --          --
                                  ----        --------    -------     --------    --------
Balance, December 31, 1999...       --              --     52,000      525,000     755,000
Issued for dividends.........       --              --         --        3,000      19,000
Conversion into common
  stock......................       --              --         --     (528,000)         --
Corporate restructuring......       --              --    (52,000)          --    (774,000)
                                  ----        --------    -------     --------    --------
Balance, December 31, 2000...       --              --         --           --          --
                                  ====        ========    =======     ========    ========

  Stock Options

     The Company's employees participate in the following NTL Incorporated stock option plans.

     There are 3,381,000 shares and 10,396,000 shares of common stock reserved for issuance under the 1991 Stock Option Plan and the 1993 Stock Option Plan, respectively. These plans provide that incentive stock options ("ISOs") be granted at the fair market value of NTL Incorporated's common stock on the date of grant, and nonqualified stock options ("NQSOs") be granted at not less than 85% of the fair market value of NTL Incorporated's common stock on the date of grant. Options are exercisable as to 20% of the shares subject thereto on the date of grant and become exercisable as to an additional 20% of the shares subject thereto on each January 1 thereafter, while the optionee remains an employee of the Company. Options will expire ten years after the date of the grant. No additional options will be granted under these plans.

     There are 156,000 shares and 500,000 shares of common stock reserved for issuance under 1991 and 1993 Non-Employee Director Stock Option Plans, respectively. Under the terms of these plans, options will be granted to members of the Board of Directors who are not employees of the Company or any of its affiliates. These plans provide that all options be granted at the fair market value of NTL Incorporated's common stock on the date of grant, and options will expire ten years after the date of the grant. Options are exercisable as to 20% of the shares subject thereto on the date of grant and become exercisable as to an additional 20% of the shares subject thereto on each subsequent anniversary of the grant date while the optionee remains a director of the Company. Options will expire ten years after the date of the grant. No additional options will be granted under these plans.

     There are 83,438,000 shares of common stock reserved for issuance under the 1998 Non-Qualified Stock Option Plan, and there are 31,478,000 shares available for issuance at December 31, 2000. The exercise price of a NQSO shall be determined by the Compensation and Option Committee. Options are generally exercisable ratably over five to ten years while the optionee remains an employee of the Company. Options will expire ten years after the date of the grant.

     In September 2000, the Board of Directors approved modifications to certain stock options granted to employees in November 1999 through May 2000. Options to purchase an aggregate of approximately 16.5 million shares of NTL Incoporated's common stock with a weighted average exercise price of $64.39 per share

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES were modified such that the exercise price was reduced to $44.50 per share and the vesting schedule was delayed and/or lengthened. This change did not affect the exercise price of options granted to the Chairman of the Board, the Chief Executive Officer and the Company's Directors. In accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations, NTL Incorporated is accounting for these options as a variable plan beginning in September 2000. The Company will recognize non-cash compensation expense for the difference between the quoted market price of NTL Incorporated's common stock and the exercise price of the vested options while the options remain outstanding.

     There were 34.8 million, 6.4 million and 13.9 million options granted under these plans for the years ended December 31, 2000, 1999 and 1998, respectively.

     Pro forma information regarding net loss and net loss per share is required by SFAS No. 123 and has been determined as if NTL Incorporated had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for 2000, 1999 and 1998: risk-free interest rates of 5.30%, 6.81% and 5.02%, respectively, dividend yield of 0%, volatility factor of the expected market price of NTL Incorporated's common stock of .385, .336 and .331, respectively, and a weighted-average expected life of the option of 10 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because NTL Incorporated's stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Pro forma net loss would have been $2,400.7 million, $822.7 million and $580.7 million for the years ended December 31, 2000, 1999 and 1998, respectively.

15. EMPLOYEE BENEFIT PLANS

     Certain subsidiaries of the Company operate defined benefit pension plans in the United Kingdom and Switzerland. The assets of the Plans are held separately from those of the Company and are invested in specialized portfolios under the management of an investment group. The pension cost is calculated using the attained age method. The Company's policy is to fund amounts to the defined benefit plans necessary to comply with the funding requirements as prescribed by the laws and regulations in the United Kingdom and Switzerland.

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                  2000          1999
                                                              -------------    ------
                                                                   (IN MILLIONS)
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year.....................     $197.1        $213.4
Acquisition.................................................      116.9          10.7
Service cost................................................       16.7          12.0
Interest cost...............................................       16.8          12.0
Actuarial gains.............................................       (3.4)        (40.9)
Benefits paid...............................................       (8.3)         (5.2)
Foreign currency exchange rate changes......................      (11.7)         (4.9)
                                                                 ------        ------
Benefit obligation at end of year...........................     $324.1        $197.1
                                                                 ======        ======
CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of year..............     $278.4        $225.3
Acquisition.................................................      133.2          10.1
Actual return on plan assets................................       15.8          43.1
Company contributions.......................................       12.5           7.6
Plan participants' contributions............................        6.2           2.9
Benefits paid...............................................       (8.3)         (5.3)
Foreign currency exchange rate changes......................      (17.6)         (5.3)
                                                                 ------        ------
Fair value of plan assets at end of year                         $420.2        $278.4
                                                                 ======        ======
FUNDED STATUS OF THE PLAN...................................     $ 96.1        $ 81.3
Unrecognized net actuarial gains............................      (79.2)        (89.3)
Unrecognized transition obligation..........................        6.2           8.1
                                                                 ------        ------
Prepaid benefit cost........................................     $ 23.1        $  0.1
                                                                 ======        ======
ACTUARIAL ASSUMPTIONS:
  Weighted average discount rate............................  4.50% - 6.00%     6.25%
  Weighted average rate of compensation increase............  2.00% - 4.25%     4.50%
  Expected long-term rate of return on plan assets..........  5.50% - 7.75%     8.00%

     The components of net pension costs are as follows:

                                                    YEAR ENDED DECEMBER 31,
                                                   --------------------------
                                                    2000      1999      1998
                                                   ------    ------    ------
                                                         (IN MILLIONS)
Service cost.....................................  $ 16.7    $ 12.0    $ 13.4
Interest cost....................................    16.8      12.0      14.7
Actual return on plan assets.....................   (15.7)    (43.1)    (24.2)
Net amortization and deferral....................   (19.4)     26.8       8.3
                                                   ------    ------    ------
                                                   $ (1.6)   $  7.7    $ 12.2
                                                   ======    ======    ======

16. LEASES

     Leases for buildings, office space and equipment extend through 2031. Total rental expense for the years ended December 31, 2000, 1999 and 1998 under operating leases was $56.1 million, $36.7 million and $29.4 million, respectively.

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES

     Future minimum lease payments under noncancellable operating leases as of December 31, 2000 are as follows (in millions):

Year ending December 31:
  2001..............................................  $ 65.5
  2002..............................................    61.0
  2003..............................................    58.2
  2004..............................................    52.0
  2005..............................................    47.1
  Thereafter........................................   225.2
                                                      ------
                                                      $509.0
                                                      ======

17. COMMITMENTS AND CONTINGENT LIABILITIES

     At December 31, 2000, the Company was committed to pay approximately $1,340.0 million for equipment and services, which includes approximately $950.0 million for certain operations and maintenance contracts through 2008.

     The Company had certain exclusive local delivery operator licenses for Northern Ireland and other franchise areas in the United Kingdom. Pursuant to these licenses, various subsidiaries of the Company were required to make monthly cash payments to the Independent Television Commission ("ITC") during the 15-year license terms. Upon a request by the Company in 1999, the ITC converted all of the Company's fee bearing exclusive licenses to non-exclusive licenses by the end of 1999. In 1999 and 1998, the Company paid $30.1 million and $25.0 million, respectively, in connection with these licenses. Since the Company's liability for the license payments ceased upon the conversion, in 1999 the Company reversed an accrual for franchise fees of $13.6 million.

     A wholly-owned subsidiary of the Company, Premium TV Limited, has entered into media partnerships with various United Kingdom football clubs whereby Premium TV Limited will receive certain marketing and sponsorship rights. Premium TV Limited will provide loan facilities to the clubs, repayable through the issue of shares in the football clubs, as well as provide funding to joint ventures with the clubs. At December 31, 2000, the aggregate commitment was L56.8 million ($84.9 million). In addition, Premium TV Limited expects to pay fees of up to L59.0 million ($88.2 million) over five years for the right to enter into a joint venture with the Football League to set-up an Internet portal for all 72 Football League clubs who wish to participate.

     In August 2000, NTL Incorporated announced that it had signed an agreement in partnership with Morgan Stanley Dean Witter Private Equity to buy France Telecom's 49.9% stake in Noos, the leading broadband company in France offering cable television, telephony and Internet services. Pursuant to the agreement, NTL Incorporated will acquire 27% of Noos for approximately $627.0 million. NTL Incorporated will issue 12-month redeemable preferred stock to France Telecom for 80% of the $627.0 million consideration and 6-year redeemable preferred stock for the remaining 20%.

     The Company is involved in certain disputes and litigation arising in the ordinary course of its business. None of these matters are expected to have a material adverse effect on the Company's financial position, results of operations or cash flows.

18. INDUSTRY SEGMENTS

     The Company has four reportable segments: Broadcast Services, Consumer Services, Business Services, and Shared Services. The Broadcast Services segment operates in the United Kingdom and Australia and

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES includes digital and analog television and radio broadcasting, rental of antenna space on the Company's owned and leased towers and sites and associated services, and satellite and media services. Consumer Services include telephony, cable television, Internet access and interactive services in regional franchise areas in the United Kingdom, Ireland, France and Switzerland. The Business Services segment operates primarily in the United Kingdom and includes telephony, national and international wholesale carrier telecommunications, and radio communications services to the emergency services community. Shared Services principally include network and information technology management, finance, human resources and facilities management. Shared Services also includes assets and related depreciation and amortization that are not allocated to another segment. In 1998, Shared Services included OCOM Corporation, a subsidiary that operated long distance and microwave transmission businesses in the United States until June 1998.

     In 2000, components of the National Telecoms segment became part of the Broadcast Services segment, and the remainder of National Telecoms was renamed Business Services. The rental of antenna space on the Company's owned and leased towers and sites and associated services, and satellite and media services became components of Broadcast Services. The 1999 and 1998 segment information has been reclassified to conform to the 2000 segments. Also, certain goodwill and related amortization was reclassified to Broadcast Services from Shared Services in all of the periods presented.

     The accounting policies of the segments are the same as those described in the Significant Accounting Policies note. The Company's management evaluates segment performance based on various financial and non-financial measurements. The results of operations data utilized in financial measurements are revenues and EBITDA, which is earnings before interest, taxes, depreciation and amortization, corporate expenses, franchise fees, other charges, other gains, foreign currency transactions gains (losses) and extraordinary items. The Company's primary measure of profit or loss is EBITDA. Certain selling, general and administrative expenses are allocated to segments based on revenues. Management does not allocate costs of shared services departments and jointly used assets for purposes of measuring segment performance. The reportable segments are strategic business units that are managed separately and offer different services.

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES

                                       BROADCAST    CONSUMER     BUSINESS     SHARED       TOTAL
                                       ---------    ---------    --------    --------    ---------
                                                              (IN MILLIONS)
Year ended December 31, 2000
Revenues.............................  $  318.8     $ 1,819.8    $  702.2    $     --    $ 2,840.8
Depreciation and amortization........      81.4       1,455.7       153.0       432.7      2,122.8
EBITDA(1)............................     151.9         447.6       226.2      (481.6)       344.1
Expenditures for long-lived assets...      91.5       1,469.4       637.8       710.4      2,909.1
Total assets(2)......................   1,051.1      22,339.8     1,525.5     3,410.8     28,327.2
Year ended December 31, 1999
Revenues.............................  $  297.3     $   834.3    $  452.5    $     --    $ 1,584.1
Depreciation and amortization........      69.8         528.3        58.8       134.4        791.3
EBITDA(1)............................     150.1         233.5       106.6      (279.3)       210.9
Expenditures for long-lived assets...      74.5         591.3       356.7       131.8      1,154.3
Total assets(3)......................   1,127.6       6,106.5       805.9     4,171.6     12,211.6
Year ended December 31, 1998
Revenues.............................  $  231.3     $   355.6    $  157.7    $    2.4    $   747.0
Depreciation and amortization........      41.7         143.5        17.8        63.1        266.1
EBITDA(1)............................     115.2          67.6        12.3      (119.7)        75.4
Expenditures for long-lived assets...     165.9         413.9       220.4        67.1        867.3
Total assets.........................     645.8       3,100.5       406.1     2,041.7      6,194.1

---------------
(1) Represents earnings before interest, taxes, depreciation and amortization, franchise fees, other charges, corporate expenses, other gains, foreign currency transaction (losses) gains and extraordinary items.

(2) At December 31, 2000, shared assets included $357.5 million of cash, cash equivalents and marketable securities, $1,815.2 million of goodwill and $1,238.1 million of other assets.

(3) At December 31, 1999, shared assets included $2,669.4 million of cash, cash equivalents and marketable securities, $925.0 million of goodwill and $577.2 million in other assets.

     The reconciliation of segment combined EBITDA to loss before income taxes and extraordinary item is as follows:

                                                           YEAR ENDED DECEMBER 31,
                                                       -------------------------------
                                                         2000        1999       1998
                                                       ---------    -------    -------
                                                                (IN MILLIONS)
Segment Combined EBITDA..............................  $   344.1    $ 210.9    $  75.4
(ADD) DEDUCT:
Franchise fees.......................................         --       16.5       25.0
Other charges........................................       92.7       16.2       (4.2)
Corporate expenses...................................       38.2       29.4       17.1
Depreciation and amortization........................    2,122.8      791.3      266.1
Interest income and other, net.......................        9.4      (49.4)     (46.0)
Interest expense.....................................    1,036.8      680.7      328.8
Other gains..........................................         --     (493.1)        --
Foreign currency transaction losses (gains)..........      122.5      (12.7)      (4.2)
                                                       ---------    -------    -------
                                                         3,422.4      978.9      582.6
                                                       ---------    -------    -------
Loss before income taxes and extraordinary item......  $(3,078.3)   $(768.0)   $(507.2)
                                                       =========    =======    =======

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES

19. GEOGRAPHIC INFORMATION

                                 UNITED STATES    UNITED KINGDOM    SWITZERLAND    OTHER       TOTAL
                                 -------------    --------------    -----------    ------    ---------
                                                             (IN MILLIONS)
2000
Revenues.......................      $ --           $ 2,434.8        $  277.3      $128.7    $ 2,840.8
Long-lived assets..............       4.4            21,751.7         3,839.8       965.0     26,560.9
1999
Revenues.......................      $ --           $ 1,508.2        $     --      $ 75.9    $ 1,584.1
Long-lived assets..............       1.6             8,227.6              --       663.8      8,893.0
1998
Revenues.......................      $2.4           $   744.6        $     --      $   --    $   747.0
Long-lived assets..............       1.2             4,988.4              --          --      4,989.6

                              NTL (DELAWARE), INC.

          SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                            CONDENSED BALANCE SHEETS
                                 (IN MILLIONS)

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $     2.6    $ 1,501.3
  Marketable securities.....................................         --        339.5
  Other.....................................................         --          0.4
                                                              ---------    ---------
Total current assets........................................        2.6      1,841.2
Fixed assets, net...........................................        8.9          7.3
Investments in and loans to subsidiaries....................   11,563.1      1,631.4
Deferred financing costs, net of accumulated amortization of
  $3.0 (2000) and $0.2 (1999)...............................       24.5         26.4
                                                              ---------    ---------
Total assets................................................  $11,599.1    $ 3,506.3
                                                              =========    =========
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities.........................................  $     6.8    $    27.6
Long-term debt..............................................    1,200.0      1,200.0
Redeemable preferred stock..................................         --        141.8
Shareholders' equity:
  Series preferred stock....................................         --           --
  Common stock..............................................         --          1.3
  Additional paid-in capital................................   15,795.7      4,125.1
  Accumulated other comprehensive (loss)....................     (449.0)        (2.1)
  (Deficit).................................................   (4,954.4)    (1,987.4)
                                                              ---------    ---------
                                                               10,392.3      2,136.9
                                                              ---------    ---------
Total liabilities and shareholder's equity..................  $11,599.1    $ 3,506.3
                                                              =========    =========

                            See accompanying notes.

                              NTL (DELAWARE), INC.

          SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                       CONDENSED STATEMENTS OF OPERATIONS
                                 (IN MILLIONS)

                                                                                 FOR THE PERIOD FROM
                                                               YEAR ENDED           APRIL 1, 1999
                                                            DECEMBER 31, 2000    TO DECEMBER 31, 1999
                                                            -----------------    --------------------
Costs and expenses
Corporate expenses........................................      $    14.5              $   4.2
Depreciation and amortization.............................            5.2                  0.2
                                                                ---------              -------
Operating (loss)..........................................          (19.7)                (4.4)

Other income (expense)
Interest income and other, net............................           29.2                 19.4
Interest expense..........................................          (68.6)                (2.0)
Foreign currency transaction losses.......................          (63.0)               (10.0)
                                                                ---------              -------
Income before income taxes and equity in net (loss) of
  subsidiaries............................................         (122.1)                 3.0
Income tax provision......................................             --                 (1.0)
                                                                ---------              -------
Income before equity in net (loss) of subsidiaries........         (122.1)                 2.0
Equity in net (loss) of subsidiaries......................       (2,844.9)              (737.7)
                                                                ---------              -------
Net (loss)................................................      $(2,967.0)             $(735.7)
                                                                =========              =======

                            See accompanying notes.

                              NTL (DELAWARE), INC.

          SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                       CONDENSED STATEMENTS OF CASH FLOWS
                                 (IN MILLIONS)

                                                                                 FOR THE PERIOD FROM
                                                               YEAR ENDED           APRIL 1, 1999
                                                            DECEMBER 31, 2000    TO DECEMBER 31, 1999
                                                            -----------------    --------------------
Net cash (used in) operating activities...................      $  (118.5)             $   (5.6)

Investing activities
Purchase of fixed assets..................................           (3.9)                 (7.2)
Purchase of marketable securities.........................          (58.2)               (392.9)
Proceeds from sales of marketable securities..............          241.6                  58.0
Distribution from subsidiary..............................             --                 500.0
Increase in investments in and loans to subsidiaries......       (7,745.2)               (729.1)
                                                                ---------              --------
Net cash (used in) investing activities...................       (7,565.7)               (571.2)

Financing activities
Proceeds from borrowings, net of financing costs..........             --               1,173.4
Increase in deferred financing costs......................           (0.8)                   --
Proceeds from exercise of stock options and warrants......           37.3                  30.0
Proceeds from issuance of preferred stock.................        1,850.0                 750.0
Redemption of preferred stock.............................             --                (125.3)
Proceeds from issuance of common stock....................             --                 250.0
Contribution from NTL Incorporated........................        4,299.0                    --
                                                                ---------              --------
Net cash provided by financing activities.................        6,185.5               2,078.1
                                                                ---------              --------
(Decrease) increase in cash and cash equivalents..........       (1,498.7)              1,501.3
Cash and cash equivalents at beginning of period..........        1,501.3                    --
                                                                ---------              --------
Cash and cash equivalents at end of period................      $     2.6              $1,501.3
                                                                =========              ========

Supplemental disclosure of cash flow information
Cash paid for interest....................................      $    68.0                    --

Supplemental schedule of noncash financing activities
Accretion of dividends and discount on preferred stock....      $    10.6              $   35.7

                            See accompanying notes.

                              NTL (DELAWARE), INC.

          SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT NOTES TO CONDENSED FINANCIAL STATEMENTS

1. CORPORATE RESTRUCTURING

     On April 1, 1999, NTL Incorporated completed a corporate restructuring to create a holding company structure. The holding company restructuring was accomplished through a merger so that all the stockholders of NTL Incorporated at the effective time of the merger became stockholders of the new holding company, and NTL Incorporated became a subsidiary of the new holding company. The new holding company took the name NTL Incorporated (the "Company") and the holding company's subsidiary simultaneously changed its name to NTL Communications Corp.

     On May 18, 2000, the Company completed a second corporate restructuring to create a holding company structure in connection with the acquisition of ConsumerCo. The holding company restructuring was accomplished through a merger so that all the stockholders of the Company at the effective time of the merger became stockholders of the new holding company, and the Company became a subsidiary of the new holding company. The new holding company has taken the name NTL Incorporated and the Company simultaneously changed its name to NTL (Delaware), Inc.

     On February 21, 2001, NTL Communications Corp. completed a transaction whereby it acquired the entire issued share capital of NTL (CWC Holdings) Limited (the entity that owns ConsumerCo) from NTL Incorporated. As a result of this transaction, ConsumerCo became an indirect wholly-owned subsidiary of the Company. The Company accounted for the transaction in a manner consistent with a transfer of entities under common control, which is similar to a "pooling of interests." Accordingly, the net assets and results of operations of ConsumerCo have been included in the Company's financial statements from May 30, 2000, the date of NTL Incorporated's acquisition of ConsumerCo.

2. BASIS OF PRESENTATION

     In the Company's condensed financial statements, the Company's investment in subsidiaries is stated at cost plus equity in the undistributed earnings of the subsidiaries. The Company's share of net loss of its subsidiaries is included in net loss using the equity method of accounting. The condensed financial statements should be read in conjunction with the Company's consolidated financial statements.

3. LONG-TERM DEBT

     In December 1999, the Company issued $1.2 billion aggregate principal amount of 5 3/4% Convertible Subordinated Notes due December 15, 2009 (the "Convertible Notes"). Interest is payable semiannually beginning on June 15, 2000. The Convertible Notes are convertible into shares of NTL Incorporated common stock at a conversion price of $108.18 per share. The Convertible Notes may be redeemed, at the Company's option, in whole or in part, at anytime on or prior to December 18, 2002.

     NTL Incorporated is a joint obligor for the Convertible Notes.

4. REDEEMABLE PREFERRED STOCK

     Effective May 18, 2000, all outstanding shares of redeemable preferred stock became shares of NTL Incorporated redeemable preferred stock.

5. LEASES

     The Company rents office space in London pursuant to a lease which ended in 2000. Total rental expense for the year ended December 31, 2000 and for the period from April 1, 1999 to December 31, 1999 under operating leases was $54,000 and $397,000, respectively.

                              NTL (DELAWARE), INC.

          SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT NOTES TO CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)

6. OTHER

     NTL Communications Corp. made a cash payment to the registrant of $500.0 million during the period from April 1, 1999 to December 31, 1999. No cash dividends were paid to the registrant by subsidiaries in the year ended December 31, 2000.

     The Company, NTL Incorporated and NTL Communications Corp. are joint obligors for the NTL Communications Corp. 7% Convertible Subordinated Notes due December 15, 2008.

       NTL (DELAWARE), INC. (FORMERLY NTL INCORPORATED) AND SUBSIDIARIES

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

              COL. A                   COL. B              COL. C                COL. D         COL. E
-----------------------------------  ----------    -----------------------    -------------    ---------
                                                          ADDITIONS
                                                   -----------------------
                                                     (1)           (2)
                                                   CHARGED       CHARGED
                                     BALANCE AT    TO COSTS     TO OTHER      (DEDUCTIONS)/     BALANCE
                                     BEGINNING       AND       ACCOUNTS --      ADDITIONS       AT END
DESCRIPTION                          OF PERIOD     EXPENSES     DESCRIBE        DESCRIBE       OF PERIOD
-----------                          ----------    --------    -----------    -------------    ---------
Year ended December 31, 2000
  Allowance for doubtful
     accounts......................    $85.6        $98.9          $--           $(43.1)(a)     $141.4
                                       =====        =====          ==            ======         ======
Year ended December 31, 1999
  Allowance for doubtful
     accounts......................    $38.5        $46.2          $--           $  0.9(b)      $ 85.6
                                       =====        =====          ==            ======         ======
Year ended December 31, 1998
  Allowance for doubtful
     accounts......................    $ 8.1        $27.3          $--           $  3.1(c)      $ 38.5
                                       =====        =====          ==            ======         ======

---------------
(a) Uncollectible accounts written-off, net of recoveries of $90.4 million and $5.5 million foreign exchange currency translation adjustments, offset by $52.8 million allowance for doubtful accounts as of acquisition dates of purchased subsidiaries.

(b) Uncollectible accounts written-off, net of recoveries of $15.6 million and $1.2 million foreign exchange currency translation adjustments, offset by $17.7 million allowance for doubtful accounts as of acquisition dates of purchased subsidiaries.

(c) Uncollectible accounts written-off, net of recoveries of $9.2 million, offset by $12.2 million allowance for doubtful accounts as of acquisition dates of purchased subsidiaries and $0.1 million foreign currency translation adjustments.